Exhibit 24.1
                              POWERS OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jeffrey A. Bonney, Kevin R. White and Mark E. Monroe, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 under the Securities Act of 1933 of Louis Dreyfus Natural Gas Corp. (the "Corporation") relating to 1,000,000 additional shares reserved for issuance pursuant to the Stock Option Plan of the Corporation, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                           Position                                        Date
----                           --------                                        ----
/s/ Mark E. Monroe             President, Chief Executive Officer and          May 18, 1999
-------------------------      Director (principal executive officer)
Mark E. Monroe

/s/ Richard E. Bross           Executive Vice President and Director           May 18, 1999
-------------------------
Richard E. Bross

/s/ Jeffrey A. Bonney          Executive Vice President and Chief              May 18, 1999
-------------------------      Financial Officer (principal financial and
Jeffrey A. Bonney              accounting officer)

/s/ Simon B. Rich, Jr.         Chairman of the Board of Directors              May 18, 1999
-------------------------
Simon B. Rich, Jr.

/s/ Mark Andrews               Vice Chairman of the Board of                   May 18, 1999
-------------------------      Directors
Mark Andrews

/s/ E. William Barnett         Director                                        May 18, 1999
-------------------------
E. William Barnett

/s/ Daniel R. Finn, Jr.        Director                                        May 24, 1999
-------------------------
Daniel R. Finn, Jr.

/s/ Peter G. Gerry             Director                                        May 18, 1999
-------------------------
Peter G. Gerry

Name                           Position                                        Date
----                           --------                                        ----
/s/ Gerard Louis-Dreyfus       Director                                        May 25, 1999
-------------------------
Gerard Louis-Dreyfus

/s/ John H. Moore              Director                                        May 18, 1999
-------------------------
John H. Moore

/s/ James R. Paul              Director                                        May 18, 1999
-------------------------
James R. Paul

/s/ Nancy K. Quinn             Director                                        May 18, 1999
-------------------------
Nancy K. Quinn

/s/ Ernest F. Steiner          Director                                        May 18, 1999
-------------------------
Ernest F. Steiner
